UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2006 (December 7, 2006)

CRESTED CORP.
(Exact Name of Company as Specified in its Charter)

Colorado	0-8773	84-0608126
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1: Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement - Amendment

On October 6, 2006, U.S. Energy Corp. (“USEG”) and its majority-owned subsidiary Crested Corp. (“Crested”), and U.S. Moly Corp. (“Moly,” a Wyoming corporation which has been organized by USEG and Crested but is not yet active), on the one hand, and Kobex Resources Ltd. (“Kobex,” a British Columbia company traded on the TSX Venture Exchange under the symbol “KBX”), on the other hand, signed a letter agreement (the “Original Letter Agreement”) providing Kobex the opportunity to acquire an option to acquire up to a 50% interest in certain patented and unpatented claims held by USEG and Crested. The claims, located near Crested Butte, Colorado and referred to as the “Lucky Jack Property” contain significant deposits of molybdenum. For further information on the deposits in the Property, see the Form 10-K for the year ended December 31, 2005 (Part I, Item 1 and 2, Business and Properties). For information on the terms of the Original Letter Agreement’s terms which have not been amended, please see the Form 8-K filed on October 10, 2006 and the original Letter Agreement attached as exhibit to that report.

On December 7, 2006, the parties signed an Amended Letter Agreement which is effective December 5, 2006.

The Amended Letter Agreement constitutes notice to USEG, Crested and Moly that Kobex wishes to proceed with the transaction, and also amends certain provisions of the Original Letter Agreement. The amendments provide that:

•	By January 31, 2007, USEG, Crested and Moly must provide a title opinion showing USEG and Crested owning all of the claims material to operation of the Property.
•
The initial Option Payment is reduced to $750,000 from $1.45 million. The $700,000 balance is due by the first anniversary of the Effective Date, payable either by Kobex paying an additional like amount in Expenditures, in the first year; or increasing the first anniversary option payment by a like amount (payable in cash or Kobex common stock); or a combination of the preceding.

•
For one year after the gross overriding royalty (payable to USEG and Crested) has been reduced to 1.5% each, Kobex shall have the option to terminate 1% (.5% of each 1.5%) by paying $10 million in cash or Kobex common stock, at sole discretion of USEG and Crested (one-half to each of USEG and Crested).

•	The parties shall use their best efforts to complete and execute the formal agreement for the transaction by January 31, 2007.

Capitalized terms not defined above have the meanings assigned in the Original Letter Agreement.

The foregoing is only a summary of the Amended Letter Agreement and is qualified by reference to the complete Amended Letter Agreement, filed as an exhibit to this report.

Section 9. Financial Statements and Exhibits

Financial Statements: None
Exhibits: 10.1 - Amended Letter Agreement between Kobex Resources Ltd., and U.S. Energy Corp. and Crested Corp. and U.S. Moly Corp. (without exhibits).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTED CORP.

Dated: December 8, 2006	By:	/s/ HAROLD F. HERRON
President